Exhibit 10.23

1590 Reed Road

Pennington, NJ 08534 USA

Tel: 609-730-0400 - Fax: 609-730-0404

4 December 2012

To:          Jillian Hoffmann

Director

Metasource Pty Ltd.

(formerly known as Woodside

Sustainable Energy Solutions Pty Ltd)

240 St. George Terrace

PERTH WA 6000

AUSTRALIA

DEED FOR AN AMENDMENT TO OPTION AGREEMENT FOR PURCHASE OF EMISSIONS CREDITS

This Deed for an Amendment to Option Agreement for Purchase of Emissions Credits

dated 4th day of December 2012

BETWEEN

Ocean Power Technologies, Inc., a Delaware corporation (formerly a New Jersey corporation) and its Affiliates (as defined in the Agreement) (collectively referred to as “OPT”)

AND

Metasource Pty Ltd (formerly known as Woodside Sustainable Energy Solutions Pty Ltd) (ACN 094 813 715), a company organized under the laws of Australia (“Metasource”)

Background

A.

OPT and Metasource entered into an Option Agreement for the Purchase of Emissions Credits (“AGREEMENT”), dated 24 November 2000, for the purposes of OPT granting an option to Metasource to purchase certain Emissions Credits of which OPT may be the beneficial owner. Terms defined in the AGREEMENT have the same meaning when used in this AMENDING AGREEMENT (unless the contrary intention appears).

B.	OPT and Metasource desire to amend the AGREEMENT to the terms and conditions set forth in this Amending Agreement (“AMENDING AGREEMENT”).

C.	This AMENDING AGREEMENT is the first amendment to the AGREEMENT.

Metasource and OPT hereby agree to keep, perform and fulfill the promises, conditions and agreements below:

AMENDMENT

On and from the date of this AMENDING AGREEMENT, the AGREEMENT is amended as follows:

Clause 1 (c) of the AGREEMENT is hereby amended to read as follows:

“Compliance Period” means the first quantified emission limitation and reduction commitment period, as set forth in the Kyoto Protocol, but in no event earlier than January 1, 2008 or other date as agreed to between the parties from time to time but in no event later than 31 December 2017 or such date as agreed to by the parties from time to time.”

GENERAL

Except as expressly set out in this AMENDING AGREEMENT, the AGREEMENT remains in full force and effect and all other terms and conditions of the AGREEMENT remain as originally stated.

This AMENDING AGREEMENT is governed by the laws of Western Australia and each party submits to the non-exclusive jurisdiction of the courts of that place. If at any time, there exists a conflict between the terms of jurisdiction between the Amending Agreement and the Agreement, the jurisdiction of the Amending Agreement shall take precedence.

This AMENDING AGREEMENT may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument. The parties duly authorized signify their acceptance of this Deed for an Amending Agreement by their signatures below:

Executed as a Deed

For Ocean Power Technologies, Inc.		For Metasource Pty Ltd.

By:	/s/ Brian M. Posner	By:	/s/ Jillian Hoffman
Brian M. Posner

	Chief Financial Officer		VP Environment & Heritage
	Title		Title

	4 December 2012		7 December 2012
	Date		Date